UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2016

Minerva Neurosciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36517	26-0784194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road Suite 284 Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (617) 600-7373

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 23, 2016, Minerva Neurosciences, Inc. (the “Company”) entered into a Second Amendment to Loan and Security Agreement with Oxford Finance LLC (“Oxford”) and Silicon Valley Bank (“SVB” and, together with Oxford, the “Lenders”), amending that certain Loan and Security Agreement dated as of January 16, 2015 between the Company and the Lenders (the “Original Agreement”), as amended by the First Amendment to Loan and Security Agreement dated as of August 27, 2015 between the Company and the Lenders (the “First Amendment”). The Original Agreement was previously filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on January 20, 2015 and the First Amendment was previously filed with the Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on August 28, 2015. The Second Amendment to Loan and Security Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of February 23, 2016, by and among Oxford Finance LLC, Silicon Valley Bank and Minerva Neurosciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERVA NEUROSCIENCES, INC.

By:	/s/ Mark S. Levine
Name:	Mark S. Levine
Title:	Senior Vice President, General Counsel and Secretary

Date: February 25, 2016

INDEX OF EXHIBITS

Exhibit No.	Description

10.1	Second Amendment to Loan and Security Agreement, dated as of February 23, 2016, by and among Oxford Finance LLC, Silicon Valley Bank and Minerva Neurosciences, Inc.